UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2007

AVAYA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

211 Mount Airy Road
Basking Ridge, New Jersey	07920
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code:  (908) 953-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

On January 23, 2007, Avaya Inc. (the “Company”) announced that Caroline Dorsa has been appointed Senior Vice President and Chief Financial Officer of the Company.  Ms. Dorsa, age 47, most recently served as vice president and treasurer of Merck & Co., Inc. from 1996 through 2007.

The Compensation Committee of the Board of Directors (the “Board”) of the Company has approved the following fiscal 2007 compensation arrangements in connection with Ms. Dorsa’s appointment:

Annual Base Salary:	$475,000
Target Annual Cash Bonus Award(1):	75% of Annual Base Salary
Stock Options(2):	150,000 stock options, having a term of seven years and vesting equally on the first, second and third anniversaries of the grant date
Restricted Stock Units (RSUs)(2):	125,000 RSUs, vesting equally on the second and third anniversaries of the grant date
Hiring Bonus:	$150,000, less applicable taxes

(1)                            Subject to the terms and conditions of the Avaya Inc. Short Term Incentive Plan (filed with the U.S. Securities and Exchange Commission ( “SEC”) on August 9, 2000 as Exhibit 10.5 to Amendment No. 1 of the Company’s Registration Statement on Form 10 (Registration No. 1-15951)).

(2)                            Subject to the terms and conditions of the Avaya Inc. 2004 Long Term Incentive Plan (“2004 LTIP”) (filed with the SEC on December 13, 2004 as Exhibit 10.38 to the Company’s Form 10-K for the fiscal year ended September 30, 2004 (the “2004 Form 10-K”)) and the provisions of the forms of the Avaya Inc. 2004 Long Term Incentive Plan Stock Option Award Agreement and Restricted Stock Unit Award Agreement (filed with the SEC as Exhibits 10.39 and 10.40, respectively, to the 2004 Form 10-K).

The grant date of the stock options and RSUs will be March 1, 2007 and the exercise price for the stock options will be the fair market value of a share of the Company’s common stock on the date of grant.  Under the 2004 LTIP, fair market value is defined as the average of the high and low sales prices of a share of Company common stock as reported on the New York Stock Exchange on the date of grant.

Ms. Dorsa will be included within the definition of “Senior Officers” found in, and therefore will be a participant in, the Avaya Involuntary Separation Plan for Senior Officers (as amended effective November 2, 2006 and filed with the SEC as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 7, 2006).

In addition, she is expected to enter into an agreement similar to those signed by other Company senior officers providing for certain severance benefits in the event of the termination of her employment following a change in control.  The agreement is expected to provide for, among other things, the payment of two times the sum of her annual base salary and target annual cash bonus in the event of a company-initiated termination of her employment, or a termination of employment initiated by her with good reason, within two years following a change in control of the Company.  The definition of “good reason” is expected to include a reduction in her compensation, substantial change in her work location or the assignment of additional duties inconsistent in any material respect with, or materially greater in scope than, her duties and responsibilities immediately prior to that change in control without an appropriate increase in targeted compensation.  The definition of “change in control” is expected to be substantially similar to the definition contained in the 2004 LTIP.

Ms. Dorsa will be entitled to participate in the Company’s executive and general employee benefit plans and she will be eligible for relocation benefits up to 12 months after her start date.

Ms. Dorsa’s employment with the Company is expected to commence on or about February 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA INC.

Date: January 23, 2007	By:	/s/ Pamela F. Craven
	Name:	Pamela F. Craven
	Title:	Chief Administrative Officer